Exhibit 5.1
                                 BRYAN CAVE LLP
                             120 BROADWAY, SUITE 500
                         SANTA MONICA, CALIFORNIA 90401
                                 (310) 576-2100
                           FACSIMILE (310) 576-2200



                                January 21, 1998



Day Runner, Inc.
15295 Alton Parkway
Irvine, California 92618


                  Re:  Day Runner, Inc. - Registration Statement on Form S-8

Gentlemen:

                  We have acted as securities counsel for Day Runner, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 to be filed with the Securities and Exchange Commission (the "Commission") on January 21, 1998, in connection with the registration of an aggregate of 375,000 shares of Common Stock, par value $0.001 per share (the "Shares"), comprising (i) 275,000 shares of Common Stock of the Company issuable upon the exercise of options granted or to be granted pursuant to the Company's 1995 Stock Option Plan, (ii) 75,000 shares of Common Stock of the Company issuable under the Company's Employee Stock Purchase Plan and (iii) 25,000 shares of Common Stock of the Company issuable upon exercise of warrants granted to a consultant to the Company (such 1995 Stock Option Plan, Employee Stock Purchase Plan and warrants are collectively referred to herein as the "Plans").

                  In connection with the preparation of the Registration Statement and the proposed issuance and sale of the Shares in accordance with the Plans and the Form S-8 prospectuses to be delivered to participants in the Plans, we have made certain legal and factual examinations and inquiries and examined, among other things, such documents, records, instruments, agreements, certificates and matters as we have considered appropriate and necessary for the rendering of this opinion. We have assumed for the purpose of this opinion the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, and the genuineness of the signatures thereon. As to various questions of fact material to this opinion, we have, when relevant facts were not independently established, relied, to the extent deemed proper by us, upon certificates and statements of officers and representatives of the Company.

                  Based on the foregoing and in reliance thereon, it is our opinion that the Shares have been duly authorized and, after the Registration Statement becomes effective and after any post-effective amendment required by law is duly completed, filed and becomes effective, and when the applicable provisions of "Blue Sky" and other state securities laws shall have been complied with, and when the Shares are issued and sold in accordance with the Plans and the Form S-8 prospectuses to be delivered to the participants in the Plans, the Shares will be validly issued, fully paid and nonassessable.

                  We hereby  consent to the  inclusion of our opinion as Exhibit
5.1 to the Registration Statement and further consent to the reference to this firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.

                  This opinion is rendered solely for your benefit in connection with the subject transaction and is not to be otherwise used, circulated, quoted or referred to without our prior written consent. We are opining herein as to the effect on the subject transaction only of United States federal law and the internal laws of the State of Delaware, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

                                                    Very truly yours,
                                                    BRYAN CAVE LLP

                                                    BRYAN CAVE LLP